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                                                                    EXHIBIT 23.2

                  [ROSS, LANGAN & MCKENDREE, L.L.P. LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 20, 1996, on our audit of the financial statements of S.T. Research Corporation as of September 30, 1996 and
September 30, 1995 and for the years then ended September 30, 1996 and September 30, 1995, appearing in the registration statement on Form S-4
(File No. 333-47333) of Daedalus Enterprises, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                        /s/ ROSS, LANGAN & McKENDREE, L.L.P.
                                        ------------------------------------
                                        ROSS, LANGAN & McKENDREE, L.L.P.


McLean, Virginia
October 5, 1998